Exhibit 99.1

For: Authentidate Holding Corp.

Investor Contacts:

Todd Fromer / Garth Russell

KCSA Strategic Communications

212-896-1215 / 212-896-1250

tfromer@kcsa.com / grussell@kcsa.com

Authentidate Holding Corp. Announces Results From

Annual Meeting of Stockholders

BERKELEY HEIGHTS, NJ - May 20, 2010 - Authentidate Holding Corp. (Nasdaq: ADAT), a worldwide provider of secure health information exchange, workflow management services and telehealth solutions, today announced the results from the company’s Annual Meeting of Stockholders held on Wednesday, May 19, 2010, at the company’s headquarters located in Berkeley Heights, NJ.

Stockholders approved the re-election of the following individuals to serve on Authentidate’s Board of Directors: J. Edward Sheridan, J. David Luce, Ranjit C. Singh, John J. Waters and Harry J. Silverman. On March 25, 2010, Charles C. Johnston notified the Board of Directors of his decision not to stand for reelection as a board member. As such, Mr. Johnston’s term ended on May 19th. Currently, the Authentidate Holding Corp. Board of Directors has five members, four of whom are independent.

Stockholders also approved the proposed 2010 Employee Stock Option Plan, which will serve as the company’s primary equity incentive plan for employees and other eligible participants with an initial reserve of 10,000,000 shares of common stock available for issuance. These shares are subject to adjustment to reflect stock splits and similar events.

In addition, stockholders ratified the reappointment of Eisner LLP as the company’s independent registered public accounting firm for the fiscal year ending June 30, 2010. Eisner LLP has served as the company’s independent registered public accounting firm since 2005.

About Authentidate Holding Corp.

Authentidate Holding Corp. is a worldwide provider of secure health information exchange, workflow management services and telehealth solutions. The company’s software and web-based services enable healthcare organizations and other enterprises to increase revenues, reduce costs and enhance patient care by eliminating paper and manual work steps from clinical and administrative processes. The web-based services are delivered as Software as a Service (SaaS), and only require that customers have an Internet connection and web browser. The company’s healthcare customers and users include leading homecare companies, health systems and physician groups. These organizations utilize the company’s products and services to coordinate care for patients outside of acute-care.

The company has offices in the United States and Germany. In the United States, Authentidate offers its patent pending content authentication technology in the form of the United States Postal Service® Electronic Postmark® (USPS EPM®).

For more information, visit the company’s website at www.authentidate.com

This press release contains forward-looking statements within the meaning of section 27A of the Securities Act of 1933 and section 21E of the Securities Act of 1934. When used in this release, the words “believe,” “anticipate,” “think,” “intend,” “plan,” “will be,” “expect,” and similar expressions identify such forward-looking statements. Such statements regarding future events and/or the future financial performance of the company are subject to certain risks and uncertainties, which could cause actual events or the actual future results of the company to differ materially from any forward-looking statement. Such risks and uncertainties include, among other things, the availability of any needed financing, the company’s ability to implement its business plan for various applications of its technologies, related decisions by the USPS, the impact of competition, the management of growth, and the other risks and uncertainties that may be detailed from time to time in the company’s reports filed with the Securities and Exchange Commission. In light of the significant risks and uncertainties inherent in the forward-looking statements included herein, the inclusion of such statements should not be regarded as a representation by the company or any other person that the objectives and plans of the company will be achieved.

Authentidate and Inscrybe are registered trademarks of Authentidate Holding Corp. All other trade names are the property of their respective owners.